As filed with the Securities and Exchange Commission on March 24, 2004

Registration No. 333-91471

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

NUVELO, INC.

(Exact name of registrant as specified in its charter)

Nevada	363855489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(408) 524-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HYSEQ, INC. NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Ted W. Love

President and Chief Executive Officer

Nuvelo, Inc.

675 Almanor Avenue

Sunnyvale, California 94085

(408) 524-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq.

LATHAM & WATKINS LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 328-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-91471) (the “Registration Statement”) filed by Nuvelo, Inc., a Nevada corporation (“Nuvelo”) with respect to the registration of shares under the Hyseq, Inc. Non-Qualified Employee Stock Purchase Plan. Nuvelo is filing this Post-Effective Amendment No. 1 to terminate and withdraw the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 24th day of March 2004.

Nuvelo, Inc.

By:	/s/ Ted W. Love

Ted W. Love, M.D. President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Nuvelo, Inc., and each of us, do hereby constitute and appoint each and any of Ted W. Love and Peter S. Garcia, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Ted W. Love Dr. Ted Love	Chief Executive Officer and Director	March 24, 2004

/s/ Peter S. Garcia Peter S. Garcia	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2004

/s/ George B. Rathmann Dr. George B. Rathmann	Chairman of the Board of Directors	March 24, 2004

/s/ Dr. Philippe O. Chambon Dr. Philippe O. Chambon	Director	March 24, 2004

/s/ Mark Perry Mark Perry	Director	March 24, 2004

/s/ Mary K. Pendergast Mary K. Pendergast	Director	March 24, 2004

/s/ Martin A. Vogelbaum Martin A. Vogelbaum	Director	March 24, 2004

/s/ Barry L. Zubrow Barry L. Zubrow	Director	March 24, 2004